Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-198122) of Independence Contract Drilling, Inc. of our report dated May 7, 2014 relating to our audit of the financial statements of GES Drilling Services, a division of GES Global Energy Services, Inc., for the period from January 1, 2012 through March 1, 2012, which appear in this Annual Report on Form 10-K of Independence Contract Drilling, Inc. for the year ended December 31, 2014.
/s/ Calvetti Ferguson
Houston, Texas
March 16, 2015